Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer of Bank of America (the “Company”), whose signature appears below, does hereby make, constitute and appoint Gary G. Lynch and Ross E. Jeffries, Jr., and each of them acting individually, his true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his name and on his behalf, and in the undersigned’s capacity or capacities as shown below,

(i)	a shelf Registration Statement on Form S-3 (Registration No. 333-202354) registering the Company’s securities, which may be offered from time to time, or may be reoffered or resold in market-making transactions by affiliates of the Company, and any and all amendments thereto (including post-effective amendments); and

(ii)	Registration Statements on Form S-8 registering shares of the Company’s common stock for issuance under the Bank of America 2003 Key Associate Stock Plan, as amended and restated, and any and all amendments thereto (including post-effective amendments), granting unto said attorneys full power and authority to do and perform every act and thing necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts and things which said attorneys might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned officer, in the capacity or capacities noted, has hereunto set his hand as of the date indicated below.

Signature	Title	Date

/s/ Rudolf A. Bless	Chief Accounting Officer	May 1, 2015
Rudolf A. Bless	(Principal Accounting Officer)